Exhibit 99.01
Cadence Reports Second Quarter 2025 Financial Results
Exceeded Q2 Guidance for Revenue & Non-GAAP EPS
Raising 2025 Revenue, Non-GAAP EPS & Cash Flow Outlook

SAN JOSE, Calif. — July 28, 2025 — Cadence (Nasdaq: CDNS) today announced results for the second quarter of 2025.
Second Quarter 2025 Financial Results
•Revenue of $1.275 billion, compared to revenue of $1.061 billion in Q2 2024
•GAAP operating margin of 19.0%, compared to 27.7% in Q2 2024
•GAAP diluted net income per share of $0.59, compared to $0.84 in Q2 2024
•Non-GAAP operating margin of 42.8%, compared to 40.1% in Q2 2024
•Non-GAAP diluted net income per share of $1.65, compared to $1.28 in Q2 2024
•Quarter-end backlog was $6.4 billion and current remaining performance obligations (“cRPO”), contract revenue expected to be recognized as revenue in the next 12 months, was $3.1 billion
•GAAP results include a one-time charge relating to the $140.6 million settlements of our previously disclosed legal proceedings with the U.S. Department of Justice (“DOJ”) and the Bureau of Industry and Security (“BIS”) of the U.S. Department of Commerce

“Cadence delivered an exceptional Q2, with 20% year-over-year revenue growth and stronger than expected bookings. This highlighted the strategic relevance of our AI-driven portfolio and the depth of our customer relationships,” said Anirudh Devgan, president and chief executive officer. “The strength and breadth of our products are enabling us to lead through the accelerating waves of the AI Supercycle, from AI infrastructure build-out, to physical AI in autonomous systems, to the emerging frontier of science AI.”

“I am pleased to report that Cadence delivered excellent results for Q2, with broad-based strength across all businesses, more than offsetting the impact of the temporary restrictions on exports to China imposed on May 23rd,” said John Wall, senior vice president and chief financial officer. “We are raising our 2025 revenue outlook to 13% growth year-over-year, and non-GAAP operating margin to 44%.”

CFO Commentary
Commentary on the second quarter of 2025 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2025, the company expects:
•Revenue in the range of $5.21 billion to $5.27 billion
•GAAP operating margin in the range of 28.5% to 29.5%
•Non-GAAP operating margin in the range of 43.5% to 44.5%
•GAAP diluted net income per share in the range of $3.97 to $4.07
•Non-GAAP diluted net income per share in the range of $6.85 to $6.95
•Operating cash flow in the range of $1.65 billion to $1.75 billion

At the midpoint, the $50 million increase in operating cash flow outlook is primarily driven by the $50 million increase in revenue outlook. Cadence anticipates a $140.6 million cash outflow relating to the DOJ and BIS settlements. In addition, Cadence expects to benefit from approximately $140 million in reduced cash tax payments due to the immediate expensing of U.S. R&D expenditures under the One Big Beautiful Bill Act.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.
Business Highlights
•Launched Cadence Cerebrus AI Studio, an agentic AI implementation platform delivering up to 20% PPA improvement and 5x to 10x faster chip delivery time.
•Launched Millennium M2000 AI Supercomputer featuring Nvidia Blackwell, delivering AI-accelerated simulation at unprecedented speed and scale across engineering and science workloads.
•Core EDA, comprised of Cadence’s digital, custom / analog and verification businesses, delivered 16% year-over-year revenue growth, driven by further proliferation of Cadence's AI portfolio.
•IP business delivered more than 25% year-over-year revenue growth, driven by product strength and a broadening silicon solutions portfolio.
•System Design & Analysis business achieved 35% year-over-year revenue growth driven by Cadence’s multi-physics analysis platform and AI-driven optimization, which delivered superior results.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2025 financial results audio webcast today, July 28, 2025, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 28, 2025 at 5 p.m. (Pacific) and ending September 16, 2025 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2024, Cadence was recognized by the Wall Street Journal as one of the world’s top 100 best-managed companies. Cadence solutions offer limitless opportunities—learn more at www.cadence.com.

© 2025 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence’s outlook on future operating results, financial condition, strategic objectives, business model and prospects, technology and product developments, backlog, industry trends, market growth, settlements of legal proceedings, tax payments and rates and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions and armed conflicts around the world; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s pending acquisitions which remain subject to certain closing conditions, the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject, including the settlements with the DOJ (which is subject to court approval) and BIS, Cadence’s ongoing compliance, cooperation, audit and other obligations under the settlement agreements, any further inquiries or adverse actions by the court, the DOJ, BIS or other U.S. or foreign governmental authorities and any impact of the settlements on Cadence’s operations and business dealings in China, U.S. government contracting business and other customer relationships; and (xii) Cadence’s ability to successfully meet any environmental, social and governance targets and practices. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.

For a detailed discussion of these and other cautionary statements related to Cadence and its business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings. Cadence plans to file a current report on Form 8-K with more information about the DOJ and BIS settlements and will include further information in its Form 10-Q for the fiscal quarter ended June 30, 2025.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, income or expenses related to investments, divestitures and Cadence’s non-qualified deferred compensation plan, restructuring, loss related to contingent liability and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 30, 2025	June 30, 2024
	(unaudited)
GAAP operating margin as a percent of total revenue	19.0%	27.7%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9.3%	8.3%
Amortization of acquired intangibles	1.8%	1.9%
Acquisition and integration-related costs	2.0%	1.9%
Restructuring	0.0%	0.0%
Non-qualified deferred compensation expenses	0.6%	0.2%
Special charges	0.0%	0.1%
Loss related to contingent liability*	10.1%	0.0%
Non-GAAP operating margin as a percent of total revenue	42.8%	40.1%

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

Net Income Reconciliation	Three Months Ended
	June 30, 2025	June 30, 2024
(in thousands)	(unaudited)
Net income on a GAAP basis	$160,051	$229,520
Stock-based compensation expense	118,325	87,569
Amortization of acquired intangibles	23,703	20,155
Acquisition and integration-related costs	26,021	20,715
Restructuring	47	(33)
Non-qualified deferred compensation expenses	7,778	1,697
Special charges	—	1,233
Loss related to contingent liability*	128,545	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(46,248)	(27,048)
Income tax effect of non-GAAP adjustments	31,658	16,890
Net income on a non-GAAP basis	$449,880	$350,698

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 30, 2025	June 30, 2024
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.59	$0.84
Stock-based compensation expense	0.43	0.32
Amortization of acquired intangibles	0.09	0.07
Acquisition and integration-related costs	0.09	0.08
Restructuring	—	—
Non-qualified deferred compensation expenses	0.03	0.01
Special charges	—	—
Loss related to contingent liability*	0.47	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(0.17)	(0.10)
Income tax effect of non-GAAP adjustments	0.12	0.06
Diluted net income per share on a non-GAAP basis	$1.65	$1.28
Shares used in calculation of diluted net income per share	272,899	273,520

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2025 and December 31, 2024
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$2,822,762	$2,644,030
Receivables, net	670,166	680,460
Inventories	226,162	257,711
Prepaid expenses and other	503,453	433,878
Total current assets	4,222,543	4,016,079
Property, plant and equipment, net	482,131	458,200
Goodwill	2,599,798	2,378,671
Acquired intangibles, net	618,952	594,734
Deferred taxes	980,223	982,057
Other assets	605,051	544,741
Total assets	$9,508,698	$8,974,482
Current liabilities:
Accounts payable and accrued liabilities	$766,636	$632,692
Current portion of deferred revenue	729,929	737,413
Total current liabilities	1,496,565	1,370,105
Long-term liabilities:
Long-term portion of deferred revenue	154,448	115,168
Long-term debt	2,478,145	2,476,183
Other long-term liabilities	373,002	339,448
Total long-term liabilities	3,005,595	2,930,799
Stockholders’ equity	5,006,538	4,673,578
Total liabilities and stockholders’ equity	$9,508,698	$8,974,482

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 30, 2025 and June 30, 2024
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue:
Product and maintenance	$1,170,510	$960,457	$2,281,360	$1,873,842
Services	104,931	100,224	236,447	195,942
Total revenue	1,275,441	1,060,681	2,517,807	2,069,784
Costs and expenses:
Cost of product and maintenance	139,298	94,363	255,970	169,758
Cost of services	44,869	44,907	95,330	94,709
Marketing and sales	200,595	186,725	403,295	367,314
Research and development	442,057	370,740	881,159	749,698
General and administrative	69,029	63,436	132,127	132,152
Amortization of acquired intangibles	9,204	6,667	18,126	12,074
Loss related to contingent liability	128,545	—	128,545	—
Restructuring	47	(33)	(62)	247
Total costs and expenses	1,033,644	766,805	1,914,490	1,525,952
Income from operations	241,797	293,876	603,317	543,832
Interest expense	(28,948)	(12,905)	(58,066)	(21,597)
Other income, net	67,758	34,739	91,048	103,518
Income before provision for income taxes	280,607	315,710	636,299	625,753
Provision for income taxes	120,556	86,190	202,669	148,590
Net income	$160,051	$229,520	$433,630	$477,163
Net income per share - basic	$0.59	$0.85	$1.60	$1.77
Net income per share - diluted	$0.59	$0.84	$1.59	$1.74
Weighted average common shares outstanding - basic	271,294	270,912	271,633	270,259
Weighted average common shares outstanding - diluted	272,899	273,520	273,264	273,532

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2025 and June 30, 2024
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash and cash equivalents at beginning of period	$2,644,030	$1,008,152
Cash flows from operating activities:
Net income	433,630	477,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,592	87,202
Stock-based compensation	225,938	175,698
Gain on divestitures and investments, net	(36,654)	(80,599)
Deferred income taxes	3,241	(9,506)
ROU asset amortization and change in operating lease liabilities	2,629	(1,410)
Other non-cash items	3,502	1,510
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(11,211)	(49,384)
Inventories	7,528	(15,978)
Prepaid expenses and other	(24,201)	(39,868)
Other assets	12,239	(38,967)
Accounts payable and accrued liabilities	115,603	(93,078)
Deferred revenue	21,824	(18,599)
Other long-term liabilities	3,964	15,013
Net cash provided by operating activities	864,624	409,197
Cash flows from investing activities:
Purchases of investments	(21,596)	(2,095)
Proceeds from the sale and maturity of investments	1,989	43,864
Proceeds from the sale of IP and other assets	11,500	—
Purchases of property, plant and equipment	(67,146)	(78,800)
Cash paid in business combinations, net of cash acquired	(122,146)	(720,821)
Net cash used for investing activities	(197,399)	(757,852)
Cash flows from financing activities:
Proceeds from issuance of debt	—	700,000
Payments of debt issuance costs	—	(944)
Proceeds from issuance of common stock	78,322	133,272
Stock received for payment of employee taxes on vesting of restricted stock	(94,334)	(166,903)
Payments for repurchases of common stock	(525,016)	(250,010)
Net cash provided by (used for) financing activities	(541,028)	415,415
Effect of exchange rate changes on cash and cash equivalents	52,535	(15,957)
Increase in cash and cash equivalents	178,732	50,803
Cash and cash equivalents at end of period	$2,822,762	$1,058,955

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2024					2025
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	46%	49%	50%	49%	49%	48%	49%
China	12%	12%	13%	13%	12%	11%	9%
Other Asia	20%	19%	17%	17%	18%	19%	19%
Europe, Middle East and Africa	17%	14%	14%	15%	15%	16%	16%
Japan	5%	6%	6%	6%	6%	6%	7%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2024					2025
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Core EDA	76%	73%	70%	68%	71%	71%	71%
Semiconductor IP	12%	13%	14%	13%	13%	14%	13%
System Design and Analysis	12%	14%	16%	19%	16%	15%	16%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 28, 2025
(Unaudited)

	Three Months Ending September 30, 2025	Year Ending December 31, 2025
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	32% - 33%	28.5% - 29.5%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	9%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	2%
Loss related to contingent liability*	0%	2%
Non-GAAP operating margin as a percent of total revenue†	45% - 46%	43.5% - 44.5%

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.
†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 28, 2025
(Unaudited)

	Three Months Ending September 30, 2025	Year Ending December 31, 2025
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.14 to $1.20	$3.97 to $4.07
Stock-based compensation expense	0.44	1.69
Amortization of acquired intangibles	0.10	0.37
Acquisition and integration-related costs	0.07	0.31
Non-qualified deferred compensation expenses	—	0.02
Special charges	—	0.01
Loss related to contingent liability*	—	0.47
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(0.16)
Income tax effect of non-GAAP adjustments	—	0.17
Diluted net income per share on a non-GAAP basis†	$1.75 to $1.81	$6.85 to $6.95

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.
†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 28, 2025
(Unaudited)

	Three Months Ending September 30, 2025	Year Ending December 31, 2025
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$314 to $330	$1,087 to $1,114
Stock-based compensation expense	120	462
Amortization of acquired intangibles	26	101
Acquisition and integration-related costs	20	86
Non-qualified deferred compensation expenses	—	6
Special charges	—	2
Loss related to contingent liability*	—	129
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(43)
Income tax effect of non-GAAP adjustments	—	47
Net income on a non-GAAP basis†	$480 to $496	$1,877 to $1,904

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.
†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.